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				BY-Law No. 1

                           being a by-law relating generally to
                           the conduct of the affairs of THE
                           INTERNATIONAL MOUNT COMPANY LTD.



				1 Interpretation
				2 Directors
				3 Meetings of Directors
				4 Protection of Directors and Officers
				5 Officers
				6 Meetings of Shareholders
				7 Shares
				8 Dividends
				9 Financial Year
				10 Notices
				11 Execution of Instruments
				12 Effective Date


                           BE IT ENACTED AND IT IS HEREBY ENACTED as a
                by-law of THE INTERNATIONAL MOUNT COMPANY LTD.(hereinafter called the "Corporation") as follows:

                                SECTION 1.00 - INTERPRETATION

                1.01 In this by-law and all other by-laws and resolutions of the Corporation, unless the context otherwise requires:

                      (a) "Act" means the Business Corporations Act
                           (Ontario) as amended, and includes the
                           regulations made pursuant thereto;

                      (b) "articles" means the articles of incorporation of
                           the corporation, as amended from time to time;

                      (c) "board" means the board of directors of the
                           Corporation;

                      (d) "by-1aws" means all by-laws, including special
                           by-laws, of the Corporation, as amended from time to time;

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                     (e) "person" includes an individual1 sole
                          proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, and a natural person in his capacity as trustee, executor, administrator, or other legal representative;

                     (f) "number of directors" means the number of
                          directors provided for in the articles or, where a minimum and maximum number of directors is provided for in the articles, the number of directors determined by a special resolution or resolution of the board where it is empowered by special resolution to determine the number of directors;

                1.02 In this by-law where the context requires words importing the singular include the plural and vice versa and words importing gender include the masculine, feminine and neuter genders.

                1.03 All the words and terms appearing in this by-law shall have the same definitions and application as in the Act.

                1.04 If any of the provisions contained in this by-law are inconsistent with those contained in the articles or a unanimous shareholders agreement, the provisions contained in the articles or unanimous shareholders agreement, as the case may be, shall prevail.

                                  SECTION 2.00- DIRECTORS

                2.01 Resident Canadians Except where the Corporation is a non-resident Corporation, a majority or the directors shall be resident Canadians but where the Corporation has only one or two directors, one director shall be a resident Canadian.

                2.02 qualifications Any individual may be a director of the corporation except:

                  (a) A person who is less than eighteen years of age;

                      (b) A person who is of unsound mind and has been SO
                          found by a court;

                      (c) A person who has the status of a bankrupt.

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                2.03 Election and Term The election of directors
                shall take place at the first meeting of shareholders and at each succeeding annual meeting at which an election of directors is required. The directors shall hold 6ffice for an expressly stated term which shall expire not later than the close of the third annual meeting of shareholders following the election. A director not elected for an expressly stated term ceases to hold office at the close of the first annual meeting of shareholders following his election. Incumbent directors, if qualified, shall be eligible for re-election. If an election of directors is not held at the proper time the directors shall continue in office until their successors are elected.

                2.04 Resignation A director who is not named in the articles may resign from office upon giving a written resignation to the corporation and such resignation becomes effective when received by the corporation or at the time specified in the resignation, whichever is later. A director named in the Articles shall not be permitted to resign his office unless at the time the resignation is to become effective a successor is elected or appointed.

                2.05 Removal Subject to clause (f) of section 120 of the Act, the shareholders may, by ordinary resolution at an annual or special meeting remove any director or directors from office before the expiration of his term and way, by a majority of votes cast at the meeting, elect any person in his place for the remainder of his term.

                2.06 Vacation of office A director ceases to hold office when:

                      (a} he dies;
                      (b) he resigns;
                      (c) he is removed from office by the shareholders; or
                      (d) he ceases to have the necessary qualifications.


                2.07 Vacancies Subject to the exceptions in section
                124 (1) of the Act, where a vacancy occurs in the board, a quorum of the directors then in office may appoint a person to fill the vacancy for the remainder of the term. If there is not then a quorum of directors or if there has been a failure to elect the number of directors required by the articles or in the case of a variable board as required by special resolution, the directors then in office shall forthwith call a special meeting of the shareholders to fill the vacancy and, if they fail to call a meeting or if

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                there are no directors then in office, the meeting may be
                called by any shareholder.

                2.08 Remuneration The directors of the Corporation may fix the remuneration of the directors. Such remuneration shall be in addition to any salary or professional fees payable to a director who serves the corporation in any other capacity. In addition, directors shall be paid such sums in respect of their out-of-pocket expenses incurred in attending board, committee or shareholders' meetings or otherwise in respect of the performance by them of their duties as the board may from time to time determine.

                            SECTION. 3.00- MEETINGS OF DIRECTORS

                3.01 Place of Meeting Meetings of the board may be held at the registered office of the Corporation or at any other place within or outside Ontario but, except where the Corporation is a non-resident corporation, or the articles or the by-laws otherwise provide, in any financial year of the Corporation a majority of the meetings of the board shall be held at a place within Canada.

                3.02 Meetings by Telephone where all the directors present at or participating in the meeting have consented thereto, any director may participate in a meeting of the board by means of conference telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and a director participating in such a meeting by such means is deemed for the purposes of the Act and these by-laws to be present at the meeting. If a majority of the directors participating in such a meeting are then in Canada the meeting shall be deemed to have been held in Canada.

                3.03 Calling of Meetings Meetings of the board shall be held from time to time at such place, at such time and on such day as the president or a vice-president who is a director or any two directors may determine, and the. secretary shall call meetings when directed or authorized by the president or by. a vice-president who is a director or by any two directors. Notice of every meeting so called shall be given to each director not less than 48 hours (excluding any part of a Sunday and of a holiday as defined by the Interpretation Act) before the time when the meeting is to be held, except that no notice of meeting shall be necessary if all the directors are present or if those absent have waived notice of or otherwise signified their consent to the holding of such meeting. A notice of a

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                 meeting of directors need not specify the purpose of or the business to be transacted at the meeting except where the Act requires such purpose or business to be specified.

                 3.04 Regular Meetings The board may appoint a day or days in any month months for regular meetings at a place and hour to be named. A copy of any resolution of the board fixing the place and time of regular meetings of the board shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meetings.

                 3.05 First Meeting of New Board Each newly elected board may without notice hold its first meeting for the purpose of organization and the election and appointment of officers immediately following a meeting of shareholders at which such board is elected, provided that a quorum of directors is present.

                 3.06 Quorum The quorum for the transaction of business of any meeting of the board shall consist of a majority of the number of directors; provided that where the Corporation has two directors both directors of the Corporation must be present at any meeting of the board to constitute a quorum.

                 3.07 Resident Canadians Directors shall not transact business at a meeting of the board unless a majority at the directors present are resident Canadians, notwithstanding that the directors may transact business at a meeting bf directors where a majority of resident Canadian directors is not present if,

                       (a) a resident Canadian director who is unable to be
                            present approves in writing or by telephone or other communications facilities the business transacted at the meeting; and

                       (b) a majority of resident Canadian directors would
                            have been present had the director been present at the meeting.

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                3.08 Chairman

                     (a) The Chairman- of any meeting of the Board shall be
                          the first mentioned of such of the following officers as have been appointed and who is a director and is present at the meeting:

                                Chairman of the Board,
                                Managing Director,
                                President, or
                                A Vice-President who is a director.

                      (b) If no such officer is present, the directors
                          present shall choose one of their number to be Chairman.

                3.09 Votes to Govern At all meetings of the board, every question shall be decided by a majority of the votes cast on the question.

                3.10 Casting Vote In the case of an equality of votes on any question at a meeting of the board, the Chairman of the meeting shall not be entitled to a second or casting vote.

                3.11 Disclosure of Interest in Contracts Every director or officer of the Corporation who is a party to a material contract or proposed material contract with the Corporation, or is a director or officer or has a material interest in any corporation which is a party to a material contract or proposed material contract with the Corporation shall disclose in writing to the Corporation or request to have entered in the minutes of the meeting of directors the nature and extent of his interest as required by section 132 of the Act.

                3.12 Resolution in Lieu of Meeting A resolution in writing, signed by all the directors entitled to vote on that resolution at a meeting of directors or committee of directors, is as valid as if it had been passed at a meeting of directors or committee of directors. A copy of every such resolution shall be kept with the minutes of the proceedings of the directors or committee of directors.

                3.13 Delegation to Committees. etc. Directors may appoint from their number a managing director who is a resident Canadian or a committee of directors and delegate to such managing director or committee any of the powers of the directors except those which, under the Act, such managing director or committee of directors has no authority to exercise. If the directors appoint a committee a majority the members of the committee must

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                                            -7-

                be resident Canadians. Unless otherwise determined by the board, each committee shall have the power to fix its quorum at not less than majority of its members, to elect its chairman and to regulate its procedure. To the extent that the board or the committee does not establish rules to regulate the procedure of the committee, the provisions of this by-law applicable to meetings of the board shall apply mutatis mutandis.

                SECTION 4.00- FOR THE PROTECTION OF DIRECTORS AND. OFFICERS

                4.01 Limitation of Liability No director or officer shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or act for conformity or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the monies of the Corporation shall be invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom or which any of the monies, securities or effects of the Corporation shall be deposited or for any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto, unless the same are occasicned by his own willful neglect or default; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act or from liability for any breach thereof.

                4.02 Indemnity of Directors and Officers Except as provided in section 136 of the Act, every director and officer of the Corporation, every former director or officer of the Corporation or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives shall, from time to time, be indemnified and saved harmless by the Corporation from and against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of such corporation or body corp6rate if,

                      (a) he acted honestly and in good faith with a view
                          to the best interests of the Corporation; and


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                     	 (b) in the case of criminal or administrative action
                          or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

                4.03 Insurance subject to the limitations contained in the Act, the Corporation may purchase and maintain such insurance for the benefit of its directors and officers as such, as the board may from tine to time determine.

                                   SECTION 5.00- OWFICERS

                5.01 Appointment At the first meeting of the board after each election of directors, the board shall appoint a president, and a secretary and if deemed advisable may appoint a chairman of the board, a managing director (provided he is a resident Canadian), one or more vice-presidents (to which title may be added words indicating seniority or function, a general manager, a treasurer and such other officers as the board may determine including one or more assistants to any of the officers so appointed. None of the said officers, except the chairman of the board, the president and the managing director need be a director. Any two of the said offices may be held by the same person. If the same person holds the offices of secretary and treasurer, he may, but need not, be known as the secretary-treasurer.

                5.02 Term. Remuneration and Removal The terms of employment and remuneration of all officers elected or appointed by the board (including the president) shall be determined from time to time by resolution of the board. The fact that any officer or employee is a director or shareholder of the Corporation shall not disqualify him from receiving such remuneration as may be so determined. All officers, in the absence of agreement to the contrary, shall be subject to removal by resolution of the board at any time, with or without cause.

                5.03 Chairman of the Hoard If appointed, the board may assign to the chairman of the board any of the powers and duties that are by any provisions of this by-law assigned to the managing director or to the president and subject to the Act, such other powers and duties as board may specify. The chairman of the board shall, when present, preside at all meetings of the board and shareholders. During the absence or disability of the chairman of the board, his duties shall be performed and his powers exercised by the first mentioned of the

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                following officers then in office: the managing director,
                the president, or a vice-president (in order of seniority).

                5.4 Managing Director if appointed, the managing director shall be the chief executive officer and, subject to the authority of the board, shall have general supervision of the business and affairs of the Corporation; and he shall, subject to the provisions of the Act, have such other powers and duties as the board nay specify, During the absence or disability of the president, or if no president has been appointed, the managing director shall also have the powers and duties of that office.


                5.05 president The president shall be the chief executive officer of the Corporation. He shall, if present, preside at all meetings of the shareholders and of the directors and shall be charged with the general supervision of the business and affairs of the corporation except the power to do anything referred to in sub-section 127(3) of the Act. Except when the board has appointed a general manager or managing director, the president shall also have the powers and be charged with the duties of that office except the power to do anything referred to in sub-section 127(3) of the Act.

                5.06 Vice-President The vice-president or, if more than one, the vice-presidents in order of seniority (as determined by the board) shall be vested with all the powers and shall perform all the duties of the president in the absence or disability or refusal to act of the president, except that he shall not preside at meetings of the directors or shareholders unless he is qualified to attend meetings of detectors or shareholders as the case may be. If a vice-president exercises any such duty or power, the absence Or inability of the president shall be presumed with reference thereto. A vice-president shall also perform such duties and exercise such powers as the president may from time to time delegate to him or the board may prescribe.

                5.07 General Manager The general manager, if one is appointed, shall have the general management and direction, subject to the authority of the board and the supervision of the president, of the Corporation's business and affairs and the power to appoint and remove any and all officers, employees and agents of the Corporation not elected or appointed directly by the board and to settle the terms of their employment and remuneration but shall not have the power to do any of the things set forth in sub-section 127(3) of the Act. if and so long as the general manager


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                is a director, he may but need not be known as the managing director.

                5.08 Secretary The secretary shall attend all meetings of the directors, shareholders and committees of the board and shall enter or cause to be entered in books kept for that purpose minutes of all proceedings at such meetings; he shall give, or cause to be given, when instructed, notices required to be given to shareholders, directors, auditors and members of committees; he shall be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the corporation and of all books, papers, records, documents and other instruments belonging to the corporation; and he shall perform such other duties as may from time to time be prescribed by the board.

                5.09 Treasurer The Treasurer shall keep or cause to be kept proper accounting records as required by the Act. He shall deposit or cause to be deposited all monies received by the corporation in the corporation's bank account; he shall, under the direction of the board, supervise the safekeeping of securities and the disbursement of the funds of the Corporation; he shall render to the board, whenever required, an account of all his transactions as treasurer and of the financial position of the Corporation; and he shall perform such other duties as may from time to time be prescribed by the board.

                5.10 Other Officers The duties of all other officers of the Corporation shall be such as the terms of their engagement call for or the board requires of them. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board otherwise directs.

                5.11 Variation of Duties From time to time the& board may vary, add to or limit the powers and duties of any officer or officers, but shall not delegate to any officer any of the powers set forth in sub-section 127(3) of the Act.

                5.12 Agents and Attorneys The board shall have power from time to time to appoint agents or attorneys for the corporation in or out of Ontario with such powers of management or otherwise (including the power to sub-delegate) as may be thought fit.

                5.13 Fidelity Bonds The board may require such officers, employees and agents of the Corporation as it deems advisable to furnish bonds for the faithful


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                 performance of their duties, in such form and with such
                 surety as the board may from time to time prescribe

                           SECTION 6.00 MEETINGS OF SHAREHOLDERS

                 6.01 Annual Meeting The directors shall call the first annual meeting of the shareholders not later than 18 months after the Corporation comes into existence and subsequently not later than 15 months after holding the last preceding annual meeting. The annual meeting of shareholders of the .Corporation shall be held at such time and on such day in each year as the board may from time to time determine, for the purpose of receiving the reports and statements requited by the Act to be laid before the annual meeting, electing directors, appointing auditors and fixing or authorizing the board to fix their remuneration, and for the transaction of such other business as may properly be brought before the meeting.

                 6.02 Special Meetings The directors may at any time call a special meeting of shareholders for the transaction of any business which may properly be brought before such meeting of shareholders. All business transacted at an annual' meeting of shareholders, except consideration of the financial statements, auditor's report, election of directors and reappointment of the incumbent auditor is deemed to be special business.

                 6.03 , Place of Meetings Meetings of shareholders shall be held at the registered office of the Corporation or at such other place within Ontario as the directors from time to time determine.

                 6.04 Notice of Meetings Notice of the time and place of each meeting of shareholders shall be sent not less than 10 days unless the Corporation is an offering corporation, in which case not less than 21 days nor in either case more than 50 days before the date of the meeting to the auditor of the Corporation, to each director, and to each person whose name appears on the records of the Corporation at the close of business on the day next preceding the giving of the notice as a share holder entitled to vote at the meeting. Notice of a special meeting of shareholders shall state:

                      (a) the nature of the business to be transacted; at
                          the meeting in sufficient detail to permit the shareholders to form a reasoned judgment thereon; and

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                                           - 12 -

                     (b) the text of any special resolution or by-law to
                         be submitted to the meeting.

                A shareholder or any other person entitled to attend a meeting of shareholders may in any manner and at any time waive notice of or otherwise consent to the meeting of shareholders. Attendance of any such person at a meeting of shareholders shall constitute a waiver of notice of the meeting except where he attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

                6.05 Persons Entitled to be Present The only persons entitled to attend a meeting of shareholders shall be those entitled to vote thereat, the directors and the auditor of the corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or by-laws of the corporation to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

                6.06 Quorum A quorum at any meeting of shareholders shall be shareholders and/or persons appointed by proxy personally present and holding or representing by proxy not less than a majority of the total number of the issued shares of the corporation for the time being enjoying votinq rights at such meeting. No business shall be transacted at any meeting unless the requisite quorum be present at the time of the transaction of such business.

                6.07 One shareholder Meeting If the corporation has only one shareholder, or only one holder of any class or series of shares, the shareholder present in person or by proxy constitutes a meeting.

                6.08 Right to Vote At any meeting of shareholders, unless the articles otherwise provide, each share of the corporation entitles the holder thereof to one vote at a meeting of shareholders.

                6.09 Joint shareholders where two or more persons hold the sane share or shares jointly, any one of such persons present at a meeting of shareholders may in the absence of the others vote the shares but, if two or more of such persons who are present in person or by proxy vote, they shall vote as one on the shares jointly held by them.

                6.10 Proxies Every shareholder entitled to vote at a meeting of shareholders may by means of a proxy appoint a



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                                           - 13 -

                proxy holder or one or more alternate proxy holders who are
          	  not be shareholders to attend and act at the
                meeting in the manner and to the extent authorized by the proxy and with the authority conferred by the proxy.

                          A proxy shall be in writing and executed by the
                shareholder or by his attorney authorized in writing.

                          subject to the requirements of the Act the
                instrument may be in such form as the directors from time to time prescribe or in such other form as the chairman of the meeting may accept as sufficient. It shall be deposited with the corporation before any vote is talken under its authority, or at such earlier time and in such manner as the board by resolution prescribes.

                6.11 Scrutineers At each meeting of shareholders one or more scrutineers may be appointed by a resolution of the meeting or by the chairman with the consent of the meeting to serve at the meeting. Such scrutineers need not be shareholders of the Corporation.

                6.12 Votes to Govern Unless otherwise required by the Act or the articles or by-laws of the corporation or a unanimous shareholder agreement, all questions proposed for the consideration of the shareholders at a meeting shall be decided by a majority of the votes cast thereon.

                6.13 Casting Vote Unless otherwise required by the Act or the articles or by-laws of the Corporation or a unanimous shareholder agreement, the Chairman of the meeting shall not have a second or casting vote in case of an equality of votes.

                6.14 show of Hands At all meetings of shareholders every question shall be decided by a show of hands unless a ballot thereon be required by the chairman or be demanded by a shareholder or proxyholder present and entitled to vote. Upon a show of hands every person present and entitled to vote, has one vote regardless of the number of shares he represents. After a show of hands has been taken upon any question, the chairman may require or any shareholder or proxyholder present and entitled to vote may demand a ballot thereon. Whenever a vote by show of hands shall have been taken upon a question unless a ballot thereon be so required or demanded a declaration by the chairman that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or


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					- 14 -

                against the question. The result of the vote so taken and declared shall be the decision of the Corporation on the question. A demand for a ballot may be withdrawn at any time prior to the taking of the ballot.

                6.15 Ballots If a ballot is required by the chairman of the meeting or is demanded and the demand is not withdrawn, a ballot upon the question shall be taken in such manner as the chairman of the meeting directs.

                6.16 Adjournment The chairman of a meeting of shareholders may, with the consent of the meeting and subject to such conditions as the meeting may decide, adjourn the meeting from time to time and from place to place.

                                    SECTION 7.00- SHARES

                7.01 Allotment and Issuance The board may from time to time allot or grant options to purchase the whole or any part of the authorized and unissued shares of the Corporation at such time and to such persons and for such consideration as the board shall determine, provided that no share shall be issued until it is fully paid as prescribed by the Act.

                7.02 Lien for Indebtedness The Corporation has a lien on shares registered in the name of a shareholder or his legal representative for a debt of that shareholder to the corporation.

                7.03 Enforcement of Lien The lien referred to in subsection 7.62 may be enforced by any means permitted by law and:

                      (a) where the share or shares are redeemable pursuant
                          to the articles of the corporation by redeeming such share or shares and applying the redemption price to the debt;

                      (b) subject to the Act, by purchasing the share or
                          shares for cancellation for a price equal to the book value of such share or shares and applying the proceeds to the debt;

                      (c) by selling the share or shares to any third party
                          whether or not such party is at arms length to the corporation, and including, without limitation, any officer or director of the corporation, for the best price which the


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					- 15 -

                           directors consider to be obtainable for such share or shares; or

                      (d) by refusing to register a transfer of such share
                          or shares until the debt is paid.

                7.04 share Certificates Every holder of one or more shares of the Corporation is entitled, at his option, to a share certificate, or to a non-transferable written acknowledgment of his right to obtain a share certificate, stating the number and class or a series of shares held by him as shown on the records of the Corporation. Share certificates and acknowledgments of a shareholder's right to a share certificate shall be in such form as the board shall from time to time approve. The share certificates shall be signed manually by at least one director or officer of the Corporation or by or on behalf of a registrar or transfer agent and any additional signatures required on the share certificate may be printed or otherwise mechanically reproduced thereon.

                7.05 Replacement of Share Certificates The directors may by resolution prescribe, either generally or in a particular case, the conditions upon which a new share certificate shall be issued to replace a share certificate which has been defaced, lost, stolen or destroyed.

                7.06 Transfer Agent and Registrar The board may from time to time appoint a registrar to maintain the securities register and a transfer agent to maintain the register of transfers and may also appoint one or more branch registrars to maintain branch security registers and one or more branch transfer agents to maintain branch registers of transfers, but one person may be appointed both registrar and transfer agent. The board may at any time terminate any such appointment.

                7.07 Joint Shareholders If two or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividends, bonus, return of capital or other money payable or warrant issuable in respect of such share.

                                  SECTION 8.00- DIVIDENDS

                8.01 Declaration The directors may declare and the Corporation may pay a dividend to the shareholders



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					- 16 -

                 according to their respective rights in the corporation. such a dividend may be paid by issuing fully paid shares of the corporation or options or right to acquire fully paid shares of the Corporation or may be paid in money or property.

                 8.02 Payment A dividend payable in cash shall be paid by cheque drawn on the Corporation's bankers or one of them to the order of each registered holder of shares of the class in respect of which it has been declared, and mailed by ordinary mail postage prepaid to such registered holder at his last address appearing on the records of the Corporation. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and if more than one address appears on the books of the Corporation in respect of such joint holding the cheque shall be mailed to the first address so appearing. The mailing of such cheque as aforesaid shall satisfy and discharge all liability for the dividend to the extent of the sum represented thereby, unless such cheque be not paid on presentation.

                 8.03 Non-Receipt of cheque In the event of the non-receipt of any cheque for a dividend by the person to whom it is so sent as aforesaid, the Corporation on proof of such non-receipt and upon satisfactory indemnity being given to it shall issue to such person a replacement cheque for a like amount.

                 8.04 Purchase of business as of Past Date where any business is purchased by the Corporation as from a past date (whether such date be before or after the incorporation of the Corporation) upon terms that the corporation shall as from that date take the profits and bear the losses of the business, such profits or losses as the case may be shall, at the discretion of the directors be credited or debited wholly or in part to revenue account, and in that ca se the amount so credited or debited shall, for the purpose of ascertaining the fund available for dividends, be treated as a profit or loss arising from the business of the Corporation.

                                 SECTION. 9.00- FINANCIAL YEAR

                 9.01 Financial Year The financial or fiscal year of the corporation shall end on such date in each year as the board may from time to time by resolution determine.



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                                           - 17 -

                                   SECTION 10.00- NOTICES

                10.01 Method of Giving Notice

                     (a) Any notice, communication or other document to be
                given by the Corporation to a shareholder, director, officer, or auditor of the Corporation under any provision of the Act, the articles or by-laws shall be sufficiently given if delivered personally to the person to whom it is to be given, or if delivered to his recorded address or if mailed to him at his recorded address by prepaid ordinary mail or if sent to him at his recorded address by any means of any prepaid transmitted or recorded communication. A notice so delivered shall be deemed to have been given when it is delivered personally or delivered to the recorded address as aforesaid; a notice so mailed shall be deemed to have been given when deposited in a post office or public letter box and shall be deemed to have been received on the fifth day after so depositing; and a notice so sent by any means of transmitted or recorded communication shall be deemed to have been given when dispatched or delivered to the appropriate communication company or agency or its representative for dispatch.

                      (b) The secretary may change or cause to be changed
                the recorded address of any shareholder, director, officer or auditor of the Corporation in accordance with any information believed by him to be reliable. The recorded address of a director shall be his latest address as shown in the records of the Corporation or in the most recent notice filed under the Corporations Information Act, whichever is the more current.

                10.02 Computation of Time In computing the date when notice must be given under any provision of the articles or by-laws requiring a specified number of days' notice of any meeting or other event, the date of giving the notice shall be excluded and the date of the meeting or other event shall be included.

                10.03 Omissions and Errors The accidental omission to give any notice to any shareholder, director, officer, or auditor, or the non-receipt of any notice by any shareholder, director, officer, or auditor or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

                10.04 Notice to Joint Shareholder All notices with respect to any shares registered in more than one name may if more than one address appears on the records of the corporation in respect of such joint holding, be given to
     	         such joint shareholders at the first address so appearing, and notice so given shall be sufficient notice to all the holders of such shares.

                10.05 Persons Entitled by Death or Operation of Law
                Every person who by operation of law, by transfer or the death of a shareholder or otherwise becomes entitled to shares, is bound by every notice in respect of such shares which has been duly given to the registered holder of such shares prior to his name and address being entered on the records of the Corporation.

                10.06 Waiver of Notice Any shareholder (or his duly appointed proxy) director, officer or auditor may waive any notice required to be given under the articles of by-laws of the Corporation and such waiver, whether given before or after the meeting or other event of which notice is required to be given shall cure any default in the giving of such notice.

                10.07 Signature to Notices The signatures to any notice to be given by the Corporation may be written, stamped, typewritten or printed or partly written, stamped, typewritten or printed.

                     SECTION 11.00- EXECUTION OF INSTRUMENTS AND SEAL

                11.01. Execution of Instruments

                      (a) Contracts, documents and other instruments in
                writing may be signed on behalf of the Corporation by such person or persons as the board may from time to time by resolution designate. In the absence of an express designation as to the persons authorized to sign either contracts, documents, or instruments in writing generally or to sign specific contracts, documents or instruments in writing, any of the directors and officers of the Corporation may sign contracts, documents or instruments in writing on behalf of the Corporation. The corporate seal, if any, of the corporation may be affixed to any contract, obligation or instrument in writing requiring the corporate seal of the Corporation by any person authorized to sign the same on behalf of the Corporation.

                      (b) The phrase "contracts, documents and other
                instruments in writing" aa used in this provision shall include deeds; mortgages, hypothecs, charges, conveyances, transfers and assignments of property, real or personal, immovable or movable, agreements, releases, receipts and discharges for the payment of money or other obligations, conveyances, transfers and assignments of securities, all paper writings, all cheques drafts or orders for the payment of money and all notes, acceptances and bills of exchange.

                               SECTION 12.00- EFFECTIVE DATE

                12.01 Effective Date This by-law comes into force upon confirmation by the shareholders of the Corporation in accordance with the Act.

                          The undersigned, being the sole director of the
                Corporation, hereby consents to the foregoing as By-law No. 1 of the Corporation.

                          DATED the 5th day of August, 1993.


                                            /s/ Stuart Turk
                                            -----------------------
                                            Stuart Turk

                          The undersigned, being the sole shareholder of
                the Corporation, hereby confirms the foregoing as By-law No. 1 of the Corporation.

                          DATED the 5th day of August, 1993.



                                            /s/ Stuart Turk
                                            ------------------------
                                            Stuart Turk